Exhibit 99.1
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                                  Press Release
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                                                                    Exhibit 99.1
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Press Release                                            Source: CIMNET(R), Inc.


CIMNET Enters Into Technology and Stock Purchase Agreement with Adroit Technologies

Monday January 26, 8:44 am ET

ROBESONIA, Pa.--(BUSINESS WIRE)--Jan. 26, 2004--CIMNET(R), Inc. (OTCBB:CIMK -
News), a leading developer of Manufacturing Execution System (MES) software, today announced that it has signed a definitive agreement to purchase 10% of the outstanding capital stock of Advanced Worx 112 (Proprietary) Ltd, a South African software developer doing business as Adroit Technologies, and an undivided equal interest in Adroit's Viznet software. The closing of the proposed transaction is subject to the approval of the South African Reserve Bank, the South African Receiver of Revenue, and the South African Industrial Development Corporation as well as the satisfaction of other customary conditions.

CIMNET and Adroit have been working together to create a suite of .Net manufacturing modules for MES, HMI/SCADA and Business Intelligence under the new Viznet .NET Infrastructure. The manufacturing modules are fully configurable for rapid implementation to achieve a fast return on investment, yet fully extensible by IT departments and System Integrators using C# and or VB.NET. Additionally the new suite of modules offers a drag and drop design environment to rapidly custom build user interfaces according to the needs of users.

John Richardson, CIMNET's CEO, stated, "Our new jointly developed products should change the way automated manufacturing businesses view the MES, HMI/SCADA and Business Intelligence software market. We believe our new .NET suite, which is slated for release in June of this year, will prove to be the largest advancement in integrated MES, HMI/SCADA and Business Intelligence technology seen in over a decade. Customers will have the ability to mix and match integrated modules to achieve the desired set of functionality through a unified user interface, effectively making stand-alone or integrated solutions obsolete."

Dave Wibberley, Managing Director of Adroit Technology, stated, "The closing of our deal with CIMNET marks a new era for Adroit and should establish us as the manufacturing technology leader in South Africa and Europe. Using the broad scope of manufacturing modules brought together under our Viznet software application will give our customers an unparalleled advantage over their competition."

It is anticipated that the CIMNET/Adroit transaction will close during the second quarter of this year. Following the closing, CIMNET is scheduled to receive beta versions of Viznet for further testing with its integrated suite of products.

About CIMNET: CIMNET designs, markets and integrates software for manufacturing facilities. CIMNET's products allow manufacturing companies to schedule and monitor work flow in real time and reduce operating costs by improving quality of products being produced. CIMNET's proprietary products, Factelligence(TM), and DNC Professional(TM), are used by discrete and process manufacturers in the aerospace, automotive, pharmaceutical, medical devices, food and beverage and consumer packaged goods industries. For more information about CIMNET products and services, go to our website at www.cimnet.com.

About Adroit: Adroit is a leading HMI/SCADA developer with installations throughout Europe and South Africa. Adroit software products can be found in Water, Waste Water, Mining, Mineral Processing, Telecommunications, Building Management, Aerospace, Automotive, Pharmaceuticals, Food and Beverage, Nuclear and Transportation Industries.

This press release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties which could cause actual events or the actual

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future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports or registration statements filed with The Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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Contact:

     CIMNET(R), Inc.
     John Richardson, 610-693-3114, ext. 3127
     johnr@cimnetinc.com

         or

     Lipman Capital Group
     John Lipman, 212-755-3181
     jlipman@lipmangrp.com



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